EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER LLP

January 17, 2003

Quantum Fuel Systems Technologies Worldwide, Inc.
17872 Cartwright Road
Irvine, California 92614

Re:	Registration Statement on Form S-1 Filed pursuant to Rule 462(b) under the Securities Act of 1933

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission on January 17, 2003 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of an additional 575,000 shares (the “Additional Shares”) of the Company’s common stock, $.001 par value per share (which includes shares subject to the underwriters’ over-allotment option). An aggregate of 3,450,000 shares of the Company’s common stock was registered pursuant to the Company’s Registration Statement on Form S-1 (No. 333-101668), which was declared effective by the Commission on January 16, 2003. The Additional Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance by the Company of the Additional Shares.

We are of the opinion that the Additional Shares to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus included or incorporated by reference therein.

Very truly yours,

/s/    Morrison & Foerster LLP